UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 8, 2018

RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11 -2103466
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

WOODBURY, NEW YORK, March 8, 2018 – Research Frontiers Inc. (Nasdaq: REFR) announced its financial results for its fourth quarter and full year ended December 31, 2017. Management will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial and operating results as well as recent developments.

●	Who: Joseph M. Harary, President & CEO, Seth Van Voorhees, CFO

●	Date/Time: Thursday, March 8, 2018 at 4:30PM ET

●	Dial-in Information: 1-412-717-9591

●	Questions: Email to Questions@SmartGlass.com

●	Replay: Available on Friday, March 9, 2018 for 90 days at www.SmartGlass-IR.com

Key Comments:

●	The Company’s fee income for 2017 increased by $272,973 (+22%) to $1,509,070 as compared to $1,236,097 for 2016

○	A substantial majority of this increase was the result of increase fees earned from licensees focused in automotive, marine, display and architectural industries which was partially offset by slightly lower level of fee income from licensees focused in the aircraft industry (which the Company believes to be temporary).

●	Expenses decreased by $1,576,361 (-29%) for 2017 to $3,927,681 from $5,504,042 for 2016.

○	A substantial majority of this decrease was the result of cost reduction initiatives undertaken by the Company that resulted in lower payroll, marketing, investor relations, and patent expense, as well as lower bad debt expenses in 2017.

●	The Company’s net loss per common share in 2017 was cut in almost half from the prior year. In 2017 the Company’s net loss was $2,413,859 ($0.10 per common share) as compared to $4,238,410 ($0.18 per common share) in 2016.

●	Net cash used in operating activities decreased by $2,534903 (-63%) to $1,470,540 for 2017 from $4,005,443 for 2016.

●	In February 2018, a small group of long-time shareholders of the Company made an interest-free long-term loan of $1.25 million to the Company which is expected to convert into common stock at a price equal to the market price of the Company’s common stock when the loan was made plus warrants exercisable at a premium to such market price.

●	The Company believes that its current cash and cash equivalents will fund its operations until at least the fourth quarter of 2019.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated March 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

	By:	/s/ Seth L. Van Voorhees
Seth L. Van Voorhees
	Title:	CFO and VP, Business Development

Dated: March 8, 2018